FINANCIAL INSTITUTION SERVICE AGREEMENT

Between:  [ ]         and

PUTNAM RETAIL MANAGEMENT

General Distributor of
The Putnam Family of Mutual Funds
One Post Office Square
Boston, MA  02109

We are pleased to inform you that, pursuant to the terms of this Financial Institution Service Agreement, we are authorized to pay you service fees in connection with the accounts of your customers that hold shares of certain Putnam funds listed in Schedule 1 that have adopted distribution plans pursuant to Rule 12b-1 (the "12b-1 Funds"). Payment of the service fees is subject to your initial and continuing satisfaction of the following terms and conditions which may be revised by us from time to time:

1. Qualification Requirements

(a) You have entered into a Financial Institution Sales Contract with us with respect to the Putnam Family of Mutual Funds (the "Putnam Funds"), whose shares you have agreed to make available to your customers on an agency basis.

(b) You are the financial institution of record for accounts in Putnam Funds having an aggregate average net asset value of at least the minimum amount set forth in Schedule 2 (Financial Institution Requirements) during the period for which a service fee is to be paid. Putnam Fund accounts are accounts in any open-end Putnam Fund but excluding any accounts for your organization's own retirement plans.

(c) One or more of your current employees must be the designated registered representative(s) in the case of a bank affiliated dealer, or agent representative(s) in the case of a bank (both referred to as "representatives"), on accounts in Putnam Funds having an aggregate average net asset value of at least the minimum amount set forth in Schedule 2 (Representative Requirements) during the period for which a service fee is to be paid.

(d) You will provide the following information and agree that we will be entitled to rely on the accuracy of such information in updating our records for determining the levels of service fees payable to you under the terms of this Agreement. You understand that such payments will be based solely on Putnam's records:

For each Putnam Fund account registered in the name of one of your customers, you will advise us, preferably by electronic means, before the end of the second month in each calendar quarter, of the representative's name, identification number, branch number, and telephone number.

2. Service Fees

(a) If you meet the qualification requirements set forth above in Paragraph 1, you will be paid, at the end of each calendar quarter, a service fee on assets of your customers in the 12b-1 Funds for which you are the financial institution of record and which are serviced by a representative of your organization meeting the Representative Requirements, if any at the annual rates specified (excluding any accounts for your organization's own retirement plans), provided that you have evaluated such service fees and have concluded that it is consistent with applicable laws, rules, regulations and regulatory interpretations for you to receive such service fees.

(b) You understand and agree that:

(i) all service fee payments are subject to the limitations contained in each 12b-1 Fund's Distribution Plan, which may be varied or discontinued at any time;

(ii) you shall waive the right to receive service fee payments to the extent any 12b-1 Fund fails to make payments to us under its distribution plan with us;

(iii) your failure to provide the services described in Paragraph 4 below as may be amended by us from time to time, or otherwise comply with the terms of this Agreement, will render you ineligible to receive service fees; and

(iv) failure of an assigned representative to provide services required by this Agreement will render that representative's accounts ineligible as accounts on which service fees are paid.

3. Payments and Communications to Representatives

(a) Where consistent with applicable laws, rules, regulations and regulatory interpretations, you will pass through to your representatives a significant share of the service fees paid to you pursuant to this Agreement, or you will otherwise use the payments of service fees to advance the objective of providing and improving service to shareholders of the Putnam Funds in a manner specifically approved by Putnam Mutual Funds (for example, via training courses for representatives or shareholder seminars).

(b) You will assist us in distributing to your representatives periodic statements which we will have prepared showing the aggregate average net asset value of shares in Putnam Funds with which they are credited on our records.

4. Required Services

(a) You will assign one of your representatives to each Putnam Fund account on your records and reassign the Putnam Fund account should that representative leave your organization.

(b) You and your representatives will assist us and our affiliates in providing the following services to shareholders of the Putnam Funds:

(i) Maintain regular contact with shareholders in assigned accounts and assist in answering inquiries concerning the Putnam Funds.

(ii) Assist in distributing sales and service literature provided by us, particularly to the beneficial owners of accounts registered in your name (nominee name accounts).

(iii) Assist us and our affiliates in the establishment and maintenance of shareholder accounts and records.

(iv) Assist shareholders in effecting administrative changes, such as changing dividend options, account designations, address, automatic investment programs or systematic investment plans.

(v) Assist in processing purchase and redemption transactions.

(vi) Provide any other information or services as the customer or we may reasonably request.

(c) You will grant reasonable requests for visits to your offices by our wholesalers and include all Putnam Funds on your menu or list of investments made available by you to your customers.

(d) Your compliance with the service requirements set forth in this Agreement will be evaluated by us from time to time by surveying shareholder satisfaction with service, by monitoring redemption levels of shareholder accounts assigned to you and by such other methods as we deem appropriate.

(e) The provisions of this Paragraph 4 may be amended by us from time to time upon notice to you.

5. Amendment

This Agreement, including any Schedule hereto, shall be deemed amended as provided in any written notice delivered by us to you.

6. Effective Period and Termination

The provisions of this Agreement shall remain in effect for one year from the date of its execution or adoption and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees of each of the 12b-1 Funds in conformity with Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940
Act). In addition, this Agreement may be terminated at any time, without the payment of any penalty, by either party upon written notice to the other party, or, as provided in Rule 12b-1 under the 1940 Act, by the Trustees of any 12b-1 Fund or by the vote of the holders of the outstanding voting securities of any 12b-1 Fund.

7. Written Reports

Putnam Retail Management shall provide the Trustees of each of the 12b-1 Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to you under this Agreement and the purposes for which such expenditures were made.

8. Compliance with Laws

With respect to the receipt of service fees under the terms of this Agreement, you will comply with all applicable federal and state laws and rules, and all applicable regulations and interpretations of regulatory agencies or authorities, which may affect your business practices, including any requirement of written authorization or consent by your customers to your receipt of service fees, and any requirement to provide disclosure to your customers of such service fees.

9. Miscellaneous

(a) All communications mailed to us should be sent to the address listed below. Any notice to you shall be duly given if mailed or delivered to you at the address specified by you below.

(b) The provisions of this Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                                        Very truly yours,

                                        PUTNAM RETAIL MANAGEMENT
                                        LIMITED PARTNERSHIP


                                        By:     -----------------------------
                                                Richard A. Monaghan
                                                President

We accept and agree to the foregoing Agreement as of the date set forth below.

                     Financial Institution:     -----------------------------

                                        By:     -----------------------------
                                                Authorized Signature, Title

                                                -----------------------------

                                                -----------------------------
                                                Address

                                        Dated:  -----------------------------

Please return the signed Putnam copy of this Agreement to Putnam Retail Management, P.O. Box 41203, Providence, RI 02940-1203

Schedule 1:  The 12b-1 Funds

Service fees will be paid on the following Putnam Funds at the rates set forth in the Prospectus of that Fund:

Putnam American Government Income Fund
Putnam Arizona Tax Exempt Income Fund
Putnam Asset Allocation Funds
-Balanced Portfolio
-Conservative Portfolio
-Growth Portfolio
Putnam California Investment Grade Municipal Trust
Putnam California Tax Exempt Income Fund
Putnam Capital Appreciation Fund
Putnam Classic Equity Fund
Putnam Convertible Income-Growth Trust
Putnam Discovery Growth Fund
Putnam Diversified Income Trust
Putnam Equity Income Fund
Putnam Europe Equity Fund
Putnam Florida Tax Exempt Income Fund
Putnam Funds Trust
-Putnam Floating Rate Income Fund (launch pending)
-Putnam Growth Fund
-Putnam International Fund 2000
-Putnam International Growth and Income Fund
-Putnam Prime Money Market Fund
-Putnam Small Cap Growth Fund
The George Putnam Fund of Boston
Putnam Global Equity Fund
Putnam Global Income Trust
Putnam Global Natural Resources Fund
The Putnam Fund for Growth and Income
Putnam Health Sciences Trust
Putnam High Income Bond Fund
Putnam High Income Opportunities Trust
Putnam High Yield Advantage Fund
Putnam High Yield Municipal Trust
Putnam High Yield Trust
Putnam Income Fund
Putnam Intermediate U.S. Government Income Fund
Putnam International Equity Fund
Putnam Investment Funds
-Putnam Capital Opportunities Fund
-Putnam Growth Opportunities Fund
-Putnam International Blend Fund
-Putnam International New Opportunities Fund
-Putnam International Capital Opportunities Fund
-Putnam Mid Cap Value Fund
-Putnam New Value Fund
-Putnam Research Fund
-Putnam Small Cap Value Fund
Putnam Investment Grade Municipal Trust
Putnam Investors Fund
Putnam Managed High Yield Trust
Putnam Managed Municipal Income Trust
Putnam Massachusetts Tax Exempt Income Fund
Putnam Master Income Trust
Putnam Master Intermediate Income Trust
Putnam Michigan Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund
Putnam Municipal Bond Fund
Putnam Municipal Income Fund
Putnam Municipal Opportunities Trust
Putnam New Jersey Tax Exempt Income Fund
Putnam New Opportunities Fund
Putnam New York Investment Grade Municipal Trust
Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam OTC & Emerging Growth Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Premier Income Trust
Putnam Tax Exempt Income Fund
Putnam Tax Exempt Money Market Fund
Putnam Tax-Free Health Care Fund
Putnam Tax-Free Income Trust
-Putnam Tax-Free High Yield Fund
-Putnam Tax-Free Insured Fund
Putnam Tax Smart Funds Trust
-Putnam Tax Smart Equity Fund
Putnam U.S. Government Income Trust
Putnam Utilities Growth and Income Fund
Putnam Variable Trust
-Putnam VT American Government Income Fund
-Putnam VT Capital Appreciation Fund
-Putnam VT Capital Opportunities Fund
-Putnam VT Discovery Growth Fund
-Putnam VT Diversified Income Fund
-Putnam VT Equity Income Fund
-Putnam VT The George Putnam Fund of Boston
-Putnam VT Global Asset Allocation Fund
-Putnam VT Global Equity Fund
-Putnam VT Growth and Income Fund
-Putnam VT Growth Opportunities Fund
-Putnam VT Health Sciences Fund
-Putnam VT High Yield Fund
-Putnam VT Income Fund
-Putnam VT International Equity Fund
-Putnam VT International Growth and Income Fund
-Putnam VT International New Opportunities Fund
-Putnam VT Investors Fund
-Putnam VT Mid Cap Value Fund
-Putnam VT Money Market Fund
-Putnam VT New Opportunities Fund
-Putnam VT New Value Fund
-Putnam VT OTC & Emerging Growth Fund
-Putnam VT Research Fund
-Putnam VT Small Cap Value Fund
-Putnam VT Utilities Growth and Income Fund
-Putnam VT Vista Fund
-Putnam VT Voyager Fund
Putnam Vista Fund
Putnam Voyager Fund

Schedule 2:  Minimum Assets

Financial Institution Requirements. The minimum aggregate average net asset value of all accounts in Putnam Funds specified by Paragraph 1(b) is $250,000. We will review this requirement prior to the start of each year and inform you of any changes.

Representative Requirements. With respect to Paragraph 1(c), there is no minimum asset qualification requirement in the Putnam Funds applicable to each of your representatives. We will review this requirement prior to the start of each year and inform you of any changes. We reserve the right to set a minimum at any time.